Exhibit 10.4.m

FIFTH AMENDMENT

OF THE

FMC TECHNOLOGIES, INC.

INCENTIVE COMPENSATION AND STOCK PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Incentive Compensation and Stock Plan (the “Plan”); and

WHEREAS, the Company also wishes to modify the anti-dilution provisions of the Plan to eliminate certain language providing for discretion in adjusting Awards in the event of certain corporate events or transactions; and

WHEREAS, the Company also wishes to correct a scrivenor’s error in the Plan in a statement regarding the par value of the Company’s Common Stock.

NOW, THEREFORE, by virtue of the authority reserved to the Board of Directors of the Company by Section 3.3 of the Plan, the Plan is hereby amended effective as of January 1, 2007, as follows:

The definition of the term “Common Stock” in Section 2.1 Definitions is hereby amended to read as follows:

(a) “Common Stock” means (1) the common stock of the Company, par value $.01 per share, subject to adjustment as provided in Section 4.1 Shares Available for Issuance; or (2) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such common stock of the Company.

The text of Section 4.1 Shares Available for Issuance is hereby amended to read as follow:

4.1 Shares Available For Issuance. The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan will be 12,000,000. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

The maximum number of shares of Common Stock that may be subject to Management Incentive Awards, Restricted Stock and Performance Units is 8,000,000 shares of Common Stock.

No Award will be counted against the shares available for delivery under the Plan if the Award is payable to the participant only in the form of cash, or if the Award is paid to the participant in cash.

If any Award is forfeited, or if any Stock Option (and any related Stock Appreciation Right) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, the shares of Common Stock subject to such Awards will again be available for delivery in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock delivered to the participant, net of the shares of Common Stock delivered or attested to, will be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

In the event of any corporate event or transaction, (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split, merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee shall make such substitution or adjustments in the aggregate number, kind, and price of shares reserved for issuance under the Plan, and the maximum limitation upon any Awards to be granted to any participant, in the number, kind and price of shares subject to outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it determines are required to accomplish the same; provided, however, that the number of shares subject to any Award will always be a whole number. Such adjusted price will be used to determine the amount payable in cash or shares, as applicable, by the Company upon the exercise of any Award.